Exhibit 99.1

Vertex Announces Second Quarter 2026 Financial Results

KING OF PRUSSIA, PA – August 3, 2026: Vertex, Inc. (NASDAQ: VERX) (“Vertex” or the “Company”), the Decision-to-Defense™ global indirect tax and compliance company, today announced financial results for its second quarter ended June 30, 2026.

“Vertex delivered solid second-quarter results, with revenue at the high end of our guidance and adjusted EBITDA exceeding our expectations,” said Christopher Young, President and Chief Executive Officer. “The quarter demonstrated the durability of our business and the earnings leverage we can generate through greater operating focus and discipline. Customer retention remained stable, and e-invoicing momentum improved as enterprises prepare for expanding global mandates and seek more comprehensive compliance solutions.”

“We are making tangible progress in the transformation of Vertex. Our “AI-First” strategy is beginning to improve the speed and efficiency of selected engineering and customer-delivery workflows, and we have strengthened our leadership team to accelerate product innovation, operational execution, and growth. While we have more work to do, we enter the second half with a stronger operating foundation and clear opportunities to create additional value for customers and stockholders.”

Second Quarter 2026 Financial Results

●	Total revenues of $204.0 million, up 10.5% year-over-year.
●	Software subscription revenues of $174.8 million, up 10.7% year-over-year.
●	Cloud revenues of $101.7 million, up 17.9% year-over-year.
●	Annual Recurring Revenue (“ARR”) was $703.4 million, up 10.5% year-over-year.
●	Average Annual Revenue per direct customer (“AARPC”) was $142,997 at June 30, 2026, compared to $130,934 at June 30, 2025, and $140,464 at March 31, 2026.
●	Net Revenue Retention (“NRR”) was 105%, compared to 108% at June 30, 2025, and 105% at March 31, 2026.
●	Gross Revenue Retention (“GRR”) was 95%, consistent with June 30, 2025 and March 31, 2026.
●	Loss from operations of $4.4 million, compared to $3.9 million for the same period in the prior year.
●	Non-GAAP operating income of $44.3 million, compared to $32.2 million for the same period in the prior year.
●	Net income (loss) of $9.0 million, compared to $(1.0) million for the same period in the prior year.
●	Net income per basic and diluted Class A and Class B shares of $0.06, compared to net loss per basic and diluted Class A and Class B shares of $0.01 for the same period in the prior year.
●	Non-GAAP net income of $33.3 million and Non-GAAP diluted earnings per share (“EPS”) of $0.20.
●	Adjusted EBITDA of $51.0 million, compared to $38.4 million for the same period in the prior year. Adjusted EBITDA margin of 25.0%, compared to 20.8% for the same period in the prior year.

Definitions of certain key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most directly comparable GAAP financial measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”

Financial Outlook

For the third quarter of 2026, the Company currently expects:

●	Revenues of $208.0 million to $211.0 million; and
●	Adjusted EBITDA of $55.0 million to $57.0 million.

For the full-year 2026, the Company currently expects:

●	Revenues of $825.0 million to $830.0 million;
●	Cloud revenue growth of 18%; and
●	Adjusted EBITDA of $206.0 million to $210.0 million.

John Schwab, Chief Financial Officer added, “Our second quarter performance reflects solid execution against our strategic and financial objectives. The consistency of our first-half results and the strength of our operating model increased our confidence in the full year, allowing us to narrow our revenue guidance range while raising our adjusted EBITDA outlook. We continue to focus on balancing growth investments with operating discipline, which we expect to result in expanding profitability and stronger cash generation in the third and fourth quarters.”

The Company is unable to reconcile forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income (loss) for these periods but would not impact Adjusted EBITDA. Such items may include stock-based compensation expense, depreciation and amortization of capitalized software costs and acquired intangible assets, severance expense, acquisition contingent consideration, changes in the fair value of acquisition contingent earn-outs, amortization of cloud computing implementation costs, severance expenses, acquisition-related retained employee compensation, transaction costs, and other items. The unavailable information could have a significant impact on the Company’s net income (loss). The foregoing forward-looking statements reflect the Company’s expectations as of today’s date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”

Conference Call and Webcast Information

Vertex will host a conference call at 5:00 p.m. Eastern Time today, Monday, August 3, 2026, to discuss its second quarter 2026 financial results.

Those wishing to participate should register in advance for the live event at https://vertex-earnings-q2-2026.open-exchange.net/registration.

A live webcast of the event will also be available at the Company’s investor relations website at https://ir.vertexinc.com. An audio-only replay of the conference call will be available on the investor relations website for one year.

About Vertex

Vertex is the Decision-to-Defense™ global indirect tax and compliance company. Vertex helps enterprises bring control to indirect tax and compliance across the full transaction lifecycle — from tax determination and e-invoicing through reporting, filing, and audit defense — to make outcomes easier to prove and improve over time. Trusted by more than 60% of the Fortune 500, Vertex combines decades of tax expertise, deep global tax and compliance knowledge, and embedded integrations to help organizations operate globally with confidence. With headquarters in North America and offices in South America and Europe, Vertex's purpose is to ensure businesses and communities thrive through trusted transactions.

For more information, visit www.vertexinc.com or follow us on X and LinkedIn.

Forward-Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies, and our stock repurchase program. Forward-looking statements are based on Vertex management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: our ability to maintain and grow revenue from existing customers and new customers, and expand their usage of our solutions; our ability to maintain and expand our strategic relationships with third parties; our ability to adapt to technological change and successfully introduce new solutions or provide updates to existing solutions; risks related to failures in information technology or infrastructure; risks related to our reliance on government infrastructure to support our e-invoicing services; challenges in using and managing use of Artificial Intelligence in our business; incorrect or improper implementation, integration or use of our solutions; failure to attract and retain qualified technical and tax-content personnel; competitive pressures from other tax software and service providers and challenges of convincing businesses using native enterprise resource planning functions to switch to our software; our ability to accurately forecast our revenue and other future results of operations based on recent success; our ability to offer specific software deployment methods based on changes to customers’ and partners’ software systems; our ability to continue making significant investments in software development and equipment; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content; our ability to successfully integrate acquired businesses and to realize the anticipated benefits of such acquisitions; risks related to the fluctuations in our results of operations; risks related to our expanding international operations; our exposure to liability from errors, delays, fraud or system failures, which may not be covered by insurance; our ability to adapt to organizational changes and effectively implement strategic initiatives; risks related to our determinations of customers’ transaction tax and tax payments; risks related to changes in tax laws and regulations or their interpretation or enforcement; our ability to manage cybersecurity and data privacy risks; our involvement in material legal proceedings and audits; risks related to undetected errors, bugs or defects in our software; risks related to utilization of open-source software, business processes and information systems; our ability to effectively protect, maintain, and enhance our brand; changes in application, scope, interpretation or enforcement of laws and regulations; global economic weakness and uncertainties, including the economic uncertainty created by the changing legal, regulatory, or taxation landscape in the United States, and disruption in the capital and credit markets; business disruptions related to natural disasters, epidemic outbreaks, including a global endemic or pandemic, terrorist acts, political events, or other events outside of our control; our ability to comply with anti-corruption, anti-bribery, and similar laws; our ability to protect our intellectual property; changes in interest rates, security ratings and market perceptions of the industry in which we operate, or our ability to obtain capital on commercially reasonable terms or at all; our ability to maintain an effective system of disclosure controls and internal control over financial reporting, or ability to remediate any material weakness in our internal controls; risks related to our Class A common stock and controlled company status; risks related to our stock repurchase program; risks related to our indebtedness and adherence to the covenants under our debt instruments; our expectations regarding the effects of the Capped Call Transactions (as defined in our Form 10-K) and regarding actions of the Option Counterparties (as defined in our Form 10-K) and/or their respective affiliates; risks associated with our Value Creation Plan; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (“Form 10-K”), filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2026, as may be subsequently updated by our other SEC filings. Copies of such filings may be obtained from the Company or the SEC.

All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annual Recurring Revenue (“ARR”)

We derive the vast majority of our revenues from recurring software subscriptions. We believe ARR provides us with visibility to our projected software subscription revenues in order to evaluate the health of our business. Because we recognize subscription revenues ratably, we believe investors can use ARR to measure our expansion of existing customer revenues, new customer activity, and as an indicator of future software subscription revenues. ARR is based on monthly recurring revenues (“MRR”) from software subscriptions for the most recent month at period end, multiplied by twelve. MRR is calculated by dividing the software subscription price, inclusive of discounts, by the number of subscription covered months. MRR only includes direct customers with MRR at the end of the last month of the measurement period. AARPC represents average annual revenue per direct customer and is calculated by dividing ARR by the number of software subscription direct customers at the end of the respective period.

Net Revenue Retention (“NRR”)

We believe that our NRR provides insight into our ability to retain and grow revenues from our direct customers, as well as their potential long-term value to us. We also believe it demonstrates to investors our ability to expand existing customer revenues, which is one of our key growth strategies. Our NRR refers to the ARR expansion during the 12 months of a reporting period for all direct customers who were part of our customer base at the beginning of the reporting period. Our NRR calculation takes into account any revenues lost from departing direct customers or those who have downgraded or reduced usage, as well as any revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes.

Gross Revenue Retention (“GRR”)

We believe our GRR provides insight into and demonstrates to investors our ability to retain revenues from our existing direct customers. Our GRR refers to how much of our MRR we retain each month after reduction for the effects of revenues lost from departing direct customers or those who have downgraded or reduced usage. GRR does not take into account revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes. GRR does not include revenue reductions resulting from cancellations of customer subscriptions that are replaced by new subscriptions associated with customer migrations to a newer version of the related software solution.

Customer Count

The following table shows Vertex’s direct customers, as well as indirect small business customers sold and serviced through the Company’s one-to-many channel strategy.

Customers	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
Direct	4,862	4,856	4,867	4,895	4,919
Indirect	504	516	515	530	540
Total	5,366	5,372	5,382	5,425	5,459

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with accounting principles generally accepted in the U.S. (“GAAP”) and key business metrics described above, we have calculated non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and free cash flow margin, which are each non-GAAP financial measures. We have provided tabular reconciliations of each of these non-GAAP financial measures to its most directly comparable GAAP financial measure.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. Our non-GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies. Our definitions of these non-GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 24, 2026 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, to be filed with the SEC.

We calculate these non-GAAP financial measures as follows:

●	Non-GAAP cost of revenues, software subscriptions is determined by adding back to GAAP cost of revenues, software subscriptions, the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP cost of revenues, services is determined by adding back to GAAP cost of revenues, services, the stock-based compensation expense included in cost of revenues, services for the respective periods.
●	Non-GAAP gross profit is determined by adding back to GAAP gross profit the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP gross margin is determined by dividing non-GAAP gross profit by total revenues for the respective periods.
●	Non-GAAP research and development expense is determined by adding back to GAAP research and development expense the stock-based compensation expense and transaction costs related to acquired technology included in research and development expense for the respective periods.
●	Non-GAAP selling and marketing expense is determined by adding back to GAAP selling and marketing expense the stock-based compensation expense and the amortization of acquired intangible assets included in selling and marketing expense for the respective periods.
●	Non-GAAP general and administrative expense is determined by adding back to GAAP general and administrative expense the stock-based compensation expense, amortization of cloud computing implementation costs, severance expense, acquisition-related retained employee compensation, and transaction costs included in general and administrative expense for the respective periods.
●	Non-GAAP operating income is determined by adding back to GAAP loss or income from operations the stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets, amortization of cloud computing implementation costs, severance expense, acquisition contingent consideration, changes in the fair value of acquisition contingent earn-outs, acquisition-related retained employee compensation, and transaction costs included in GAAP loss or income from operations for the respective periods.
●	Non-GAAP net income is determined by adding back to GAAP net income or loss income tax benefit or expense, stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets, amortization of cloud computing implementation costs, severance expense, acquisition contingent consideration, changes in the fair value of acquisition contingent earn-outs, acquisition-related retained employee compensation, and transaction costs included in GAAP loss or income from operations for the respective periods, to determine non-GAAP income or loss before income taxes. Non-GAAP income or loss before income taxes is then adjusted for income taxes calculated using the respective statutory tax rates for applicable jurisdictions, which for purposes of this determination were assumed to be 25.5%.
●	Non-GAAP net income per diluted share of Class A and Class B common stock (“Non-GAAP diluted EPS”) is determined by dividing non-GAAP net income by the weighted average shares outstanding of all classes of common stock, inclusive of the impact of dilutive common stock equivalents to purchase such common stock, including stock options, restricted stock awards, restricted stock units and employee stock purchase plan shares. Additionally, the dilutive effect of shares issuable upon conversion of the senior convertible notes is included in the calculation of Non-GAAP diluted EPS by application of the if-converted method.
●	Adjusted EBITDA is determined by adding back to GAAP net income or loss the net interest income or expense, income tax expense or benefit, depreciation and amortization of property and equipment, depreciation and amortization of capitalized software and acquired intangible assets, amortization of cloud computing implementation costs, severance expense, acquisition contingent consideration, changes in the fair value of acquisition contingent earn-outs, acquisition-related retained employee compensation, and transaction costs included in GAAP net income or loss for the respective periods.

●	Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues for the respective periods.
●	Free cash flow is determined by adjusting net cash provided by (used in) operating activities by purchases of property and equipment and capitalized software additions for the respective periods.
●	Free cash flow margin is determined by dividing free cash flow by total revenues for the respective periods.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Vertex, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	As of June 30,	As of December 31,
(In thousands, except per share data)	2026	2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$230,489	$314,009
Funds held for customers	26,497	24,286
Accounts receivable, net of allowance of $12,271 and $11,466, respectively	153,432	183,446
Prepaid expenses and other current assets	81,527	38,966
Total current assets	491,945	560,707
Property and equipment, net of accumulated depreciation	220,471	209,727
Capitalized software, net of accumulated amortization	34,262	35,480
Goodwill and other intangible assets	402,734	396,006
Deferred commissions	29,166	31,907
Deferred income tax asset	127	85
Operating lease right-of-use assets	8,366	9,678
Long-term investment	15,000	15,000
Other assets	8,076	12,245
Total assets	$1,210,147	$1,270,835
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$37,313	$37,557
Accrued expenses	34,549	43,642
Customer funds obligations	24,639	21,802
Accrued salaries and benefits	20,612	23,992
Accrued variable compensation	27,552	34,593
Deferred revenue, current	382,151	382,839
Current portion of operating lease liabilities	4,470	4,283
Current portion of finance lease liabilities	33	55
Purchase commitment and contingent consideration liabilities, current	33,100	25,900
Total current liabilities	564,419	574,663
Deferred revenue, net of current portion	4,750	5,209
Debt, net of current portion	338,605	337,477
Operating lease liabilities, net of current portion	6,776	8,903
Finance lease liabilities, net of current portion	38	54
Purchase commitment and contingent consideration liabilities, net of current portion	40,900	79,600
Deferred income tax liabilities	13,172	5,664
Deferred other liabilities	380	345
Total liabilities	969,040	1,011,915
Stockholders' equity:
Preferred shares, $0.001 par value, 30,000 shares authorized; no shares issued and outstanding	—	—
Class A voting common stock, $0.001 par value, 300,000 shares authorized; 79,414 and 77,580 shares issued and outstanding, respectively	79	77
Class B voting common stock, $0.001 par value, 150,000 shares authorized; 82,156 and 82,156 shares issued and outstanding, respectively	82	82
Treasury stock, at cost, 3,888 and 504 shares, respectively	(56,696)	(10,094)
Additional paid in capital	347,768	316,327
Accumulated deficit	(39,571)	(46,104)
Accumulated other comprehensive loss	(10,555)	(1,368)
Total stockholders' equity	241,107	258,920
Total liabilities and stockholders' equity	$1,210,147	$1,270,835

Vertex, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(In thousands, except per share data)	2026	2025	2026	2025

	(unaudited)		(unaudited)
Revenues:
Software subscriptions	$174,753	$157,844	$341,899	$308,605
Services	29,217	26,715	58,717	53,016
Total revenues	203,970	184,559	400,616	361,621
Cost of revenues:
Software subscriptions	52,170	44,459	103,346	88,704
Services	20,500	18,900	41,101	38,723
Total cost of revenues	72,670	63,359	144,447	127,427
Gross profit	131,300	121,200	256,169	234,194
Operating expenses:
Research and development	24,805	20,582	49,355	41,468
Selling and marketing	51,899	48,454	104,534	96,609
General and administrative	51,142	43,392	105,481	88,420
Depreciation and amortization	6,720	6,187	13,162	12,067
Change in fair value of acquisition contingent earn-outs	(100)	2,300	(5,838)	(12,400)
Other operating expense, net	1,277	4,149	4,524	7,408
Total operating expenses	135,743	125,064	271,218	233,572
Income (loss) from operations	(4,443)	(3,864)	(15,049)	622
Interest income, net	(344)	(1,228)	(1,301)	(2,767)
Income (loss) before income taxes	(4,099)	(2,636)	(13,748)	3,389
Income tax benefit	(13,142)	(1,675)	(20,281)	(6,780)
Net income (loss)	9,043	(961)	6,533	10,169
Other comprehensive (income) loss:
Foreign currency translation adjustments, net of tax	2,737	(29,734)	9,187	(44,839)
Unrealized loss on investments, net of tax	—	—	—	9
Total other comprehensive income (loss), net of tax	2,737	(29,734)	9,187	(44,830)
Total comprehensive income (loss)	$6,306	$28,773	$(2,654)	$54,999

Net income (loss) per share of Class A and Class B, basic	$0.06	$(0.01)	$0.04	$0.06
Net income (loss) per share of Class A and Class B, diluted	$0.06	$(0.01)	$0.04	$0.06

Vertex, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Six months ended
	June 30,
(In thousands)	2026	2025

	(unaudited)
Cash flows from operating activities:
Net income	$6,533	$10,169
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	56,177	45,694
Amortization of cloud computing implementation costs	2,395	2,024
Provision for subscription cancellations and non-renewals	629	(136)
Amortization of deferred financing costs	1,361	1,361
Change in fair value of contingent consideration liabilities	(5,838)	(12,200)
Stock-based compensation expense	32,270	33,034
Deferred income taxes	6,051	(1,641)
Non-cash operating lease costs	2,226	1,595
Other	15	(71)
Changes in operating assets and liabilities, net of the effects of business acquisition(s):
Accounts receivable	29,887	22,320
Prepaid expenses and other current assets	(44,994)	(13,406)
Deferred commissions	2,741	(258)
Accounts payable	(288)	(5,886)
Accrued expenses	(9,185)	6,446
Accrued and deferred compensation	(11,333)	(29,766)
Deferred revenue	(812)	2,374
Operating lease liabilities	(2,827)	(2,057)
Payments for purchase commitment and contingent consideration liabilities in excess of initial fair value	—	(200)
Other	3,863	1,412
Net cash provided by operating activities	68,871	60,808
Cash flows from investing activities:
Acquisition of businesses and assets, net of cash acquired	(21,968)	—
Long-term investment	—	(15,000)
Property and equipment additions	(47,831)	(42,906)
Capitalized software additions	(10,648)	(10,565)
Purchase of investment securities, available-for-sale	—	(2,398)
Proceeds from sales and maturities of investment securities, available-for-sale	—	11,607
Net cash used in investing activities	(80,447)	(59,262)
Cash flows from financing activities:
Net increase (decrease) in customer funds obligations	2,838	(3,493)
Repurchases of shares	(46,602)	—
Proceeds from purchases of stock under ESPP	1,807	1,782
Payments for taxes related to net share settlement of stock-based awards	(7,936)	(26,105)
Proceeds from exercise of stock options	441	7,687
Payments for acquisition contingent cash earn-out	(19,600)	—
Payments of finance lease liabilities	(39)	(28)
Net cash used in financing activities	(69,091)	(20,157)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(642)	3,307
Net decrease in cash, cash equivalents and restricted cash	(81,309)	(15,304)
Cash, cash equivalents and restricted cash, beginning of period	338,295	326,066
Cash, cash equivalents and restricted cash, end of period	$256,986	$310,762
Reconciliation of cash, cash equivalents and restricted cash to the Condensed Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$230,489	$284,386
Restricted cash—funds held for customers	26,497	26,376
Total cash, cash equivalents and restricted cash, end of period	$256,986	$310,762

Summary of Non-GAAP Financial Measures

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in thousands, except per share data)	2026	2025	2026	2025
Non-GAAP cost of revenues, software subscriptions	$29,205	$26,556	$58,550	$52,719
Non-GAAP cost of revenues, services	$19,566	$17,876	$38,496	$36,003
Non-GAAP gross profit	$155,199	$140,127	$303,570	$272,899
Non-GAAP gross margin	76.1%	75.9%	75.8%	75.5%
Non-GAAP research and development expense	$22,365	$18,070	$43,049	$34,604
Non-GAAP selling and marketing expense	$47,080	$44,648	$93,847	$86,466
Non-GAAP general and administrative expense	$34,587	$38,071	$71,631	$74,673
Non-GAAP operating income	$44,295	$32,182	$81,916	$63,521
Non-GAAP net income	$33,256	$24,891	$61,997	$49,385
Non-GAAP diluted EPS	$0.20	$0.15	$0.37	$0.30
Adjusted EBITDA	$51,015	$38,369	$95,078	$75,588
Adjusted EBITDA margin	25.0%	20.8%	23.7%	20.9%
Free cash flow	$2,733	$19,587	$10,392	$7,337
Free cash flow margin	1.3%	10.6%	2.6%	2.0%

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in thousands)	2026	2025	2026	2025
Non-GAAP Cost of Revenues, Software Subscriptions:
Cost of revenues, software subscriptions	$52,170	$44,459	$103,346	$88,704
Stock-based compensation expense	(1,083)	(1,233)	(2,828)	(3,460)
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	(21,882)	(16,670)	(41,968)	(32,525)
Non-GAAP cost of revenues, software subscriptions	$29,205	$26,556	$58,550	$52,719

Non-GAAP Cost of Revenues, Services:
Cost of revenues, services	$20,500	$18,900	$41,101	$38,723
Stock-based compensation expense	(934)	(1,024)	(2,605)	(2,720)
Non-GAAP cost of revenues, services	$19,566	$17,876	$38,496	$36,003

Non-GAAP Gross Profit:
Gross profit	$131,300	$121,200	$256,169	$234,194
Stock-based compensation expense	2,017	2,257	5,433	6,180
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	21,882	16,670	41,968	32,525
Non-GAAP gross profit	$155,199	$140,127	$303,570	$272,899

Non-GAAP Gross Margin:
Total Revenues	$203,970	$184,559	$400,616	$361,621
Non-GAAP gross margin	76.1%	75.9%	75.8%	75.5%

Non-GAAP Research and Development Expense:
Research and development expense	$24,805	$20,582	$49,355	$41,468
Stock-based compensation expense	(2,440)	(2,512)	(6,306)	(6,864)
Non-GAAP research and development expense	$22,365	$18,070	$43,049	$34,604

Non-GAAP Selling and Marketing Expense:
Selling and marketing expense	$51,899	$48,454	$104,534	$96,609
Stock-based compensation expense	(4,297)	(3,235)	(9,640)	(9,041)
Amortization of acquired intangible assets – selling and marketing expense	(522)	(571)	(1,047)	(1,102)
Non-GAAP selling and marketing expense	$47,080	$44,648	$93,847	$86,466

Non-GAAP General and Administrative Expense:
General and administrative expense	$51,142	$43,392	$105,481	$88,420
Stock-based compensation expense	(5,008)	(3,986)	(10,891)	(10,949)
Severance expense (1)	(2,689)	(317)	(10,097)	(774)
Acquisition-related retained employee compensation (2)	(1,250)	—	(1,667)	—
Transaction costs (3)	(6,250)	—	(8,800)	—
Amortization of cloud computing implementation costs – general and administrative expense	(1,358)	(1,018)	(2,395)	(2,024)
Non-GAAP general and administrative expense	$34,587	$38,071	$71,631	$74,673

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(In thousands, except per share data)	2026	2025	2026	2025
Non-GAAP Operating Income:
Income (loss) from operations	$(4,443)	$(3,864)	$(15,049)	$622
Stock-based compensation expense	13,762	11,990	32,270	33,034
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	21,882	16,670	41,968	32,525
Amortization of acquired intangible assets – selling and marketing expense	522	571	1,047	1,102
Amortization of cloud computing implementation costs – general and administrative expense	1,358	1,018	2,395	2,024
Severance expense (1)	2,689	317	10,097	774
Acquisition contingent consideration	—	200	—	200
Change in fair value of acquisition contingent earn-outs	(100)	2,300	(5,838)	(12,400)
Acquisition-related retained employee compensation (2)	1,250	—	1,667	—
Transaction costs (3)	7,375	2,980	13,359	5,640
Non-GAAP operating income	$44,295	$32,182	$81,916	$63,521

Non-GAAP Net Income:
Net income (loss)	$9,043	$(961)	$6,533	$10,169
Income tax benefit	(13,142)	(1,675)	(20,281)	(6,780)
Stock-based compensation expense	13,762	11,990	32,270	33,034
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	21,882	16,670	41,968	32,525
Amortization of acquired intangible assets – selling and marketing expense	522	571	1,047	1,102
Amortization of cloud computing implementation costs – general and administrative expense	1,358	1,018	2,395	2,024
Severance expense (1)	2,689	317	10,097	774
Acquisition contingent consideration	—	200	—	200
Change in fair value of acquisition contingent earn-outs	(100)	2,300	(5,838)	(12,400)
Acquisition-related retained employee compensation (2)	1,250	—	1,667	—
Transaction costs (3)	7,375	2,980	13,359	5,640
Non-GAAP income before income taxes	44,639	33,410	83,217	66,288
Income tax adjustment at statutory rate (4)	(11,383)	(8,519)	(21,220)	(16,903)
Non-GAAP net income	$33,256	$24,891	$61,997	$49,385

Non-GAAP Diluted EPS:
Non-GAAP net income	$33,256	$24,891	$61,997	$49,385
Interest expense (net of tax), convertible senior notes (5)	903	903	1,806	1,806
Non-GAAP net income used in dilutive per share computation	$34,159	$25,794	$63,803	$51,191

Weighted average Class A and B common stock, diluted	161,392	162,589	161,337	162,656
Dilutive effect of convertible senior notes (5)	9,498	9,498	9,498	9,498
Total average Class A and B shares used in dilutive per share computation	170,890	172,087	170,835	172,154
Non-GAAP diluted EPS	$0.20	$0.15	$0.37	$0.30
(1) The three and six months ended June 30, 2026 periods include $1,713 and $7,883, respectively, in severance costs related to the Value Creation Plan.

(2) The acquisition-related compensation expenses recorded for the three and six months ended June 30, 2026 are related to the additional cash consideration payments of $10,000 to the sellers (the “Additional Cash Consideration”) in connection with the acquisition of Finta Inc. and its subsidiaries (“Brinta”).

(3) The three and six months ended June 30, 2026 periods include $6,250 and $8,800, respectively, in costs incurred to support the execution of our Value Creation Plan, recorded in general and administrative expense. Amounts also include legal expenses associated with pending litigation related to claims the Company has made against a competitor.

(4) Non-GAAP income before income taxes is adjusted for income taxes using the respective statutory tax rates for applicable jurisdictions, which for purposes of this determination were assumed to be 25.5%.

(5) We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. Interest expense and additional dilutive shares related to the notes are added back to the calculation when their impact is dilutive. In periods when the impact is anti-dilutive, there is no add-back of interest expense or additional dilutive shares related to the notes.

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in thousands)	2026	2025	2026	2025
Adjusted EBITDA:
Net income (loss)	$9,043	$(961)	$6,533	$10,169
Interest income, net	(344)	(1,228)	(1,301)	(2,767)
Income tax benefit	(13,142)	(1,675)	(20,281)	(6,780)
Depreciation and amortization – property and equipment	6,720	6,187	13,162	12,067
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	21,882	16,670	41,968	32,525
Amortization of acquired intangible assets – selling and marketing expense	522	571	1,047	1,102
Amortization of cloud computing implementation costs – general and administrative expense	1,358	1,018	2,395	2,024
Stock-based compensation expense	13,762	11,990	32,270	33,034
Severance expense (1)	2,689	317	10,097	774
Acquisition contingent consideration	—	200	—	200
Change in fair value of acquisition contingent earn-outs	(100)	2,300	(5,838)	(12,400)
Acquisition-related retained employee compensation (2)	1,250	—	1,667	—
Transaction costs (3)	7,375	2,980	13,359	5,640
Adjusted EBITDA	$51,015	$38,369	$95,078	$75,588

Adjusted EBITDA Margin:
Total revenues	$203,970	$184,559	$400,616	$361,621
Adjusted EBITDA margin	25.0%	20.8%	23.7%	20.9%
(1) The three and six months ended June 30, 2026 periods include $1,713 and $7,883, respectively, in severance costs related to the Value Creation Plan.

(2) The acquisition-related compensation expenses recorded for the three and six months ended June 30, 2026 are related to the Additional Cash Consideration obligation associated with the acquisition of Brinta.

(3) The three and six months ended June 30, 2026 periods include $6,250 and $8,800, respectively, in costs incurred to support the execution of our Value Creation Plan. Amounts also include legal expenses associated with pending litigation related to claims the Company has made against a competitor.

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in thousands)	2026	2025	2026	2025
Free Cash Flow:
Cash provided by operating activities	$30,896	$46,003	$68,871	$60,808
Property and equipment additions	(23,171)	(21,512)	(47,831)	(42,906)
Capitalized software additions	(4,992)	(4,904)	(10,648)	(10,565)
Free cash flow	$2,733	$19,587	$10,392	$7,337

Free Cash Flow Margin:
Total revenues	$203,970	$184,559	$400,616	$361,621
Free cash flow margin	1.3%	10.6%	2.6%	2.0%

Investor Relations Contact:
Joe Crivelli

Vertex, Inc.

investors@vertexinc.com

Media Contact:

Simone Sonnier

Vertex, Inc.

mediainquiries@vertexinc.com